UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 5, 2025

Context Therapeutics Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40654	86-3738787
(State of other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
2001 Market Street, Suite 3915, Unit #15
Philadelphia, Pennsylvania 19103
(Address of principal executive offices including zip code)
(267) 225-7416
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock	CNTX	The Nasdaq Stock Market
$0.001 par value per share
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.
On November 5, 2025, Context Therapeutics Inc. (the "Company") issued a press release announcing its third quarter 2025 operating and financial results and providing updates on its ongoing clinical trials. A copy of the press release is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Also on November 5, 2025, the Company updated its corporate presentation for use in meetings with investors, analysts and others. A copy of the corporate presentation is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

The information in this Item 7.01, and Exhibits 99.1 and 99.2 attached hereto, are being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 8.01 Other Events.
On November 5, 2025, the Company announced the following updates on its ongoing clinical trials:

Pipeline Updates

CTIM-76: CLDN6 x CD3 bispecific T cell engagers (“TCEs”) in Phase 1 dose escalation for patients with ovarian, endometrial, or testicular cancer.

•Clinical update: The Company has enrolled 12 patients as of the October 30, 2025 cutoff, and is currently enrolling Cohort 5 with a priming dose of 140 micrograms and a full dose of 560 micrograms. Preliminary signs of anti-tumor activity, including an ongoing RECIST response (Response Evaluation Criteria in Solid Tumors), have been observed beginning at Cohort 3 in the ongoing Phase 1 study. No Cytokine Release Syndrome (“CRS”) greater than Grade 1 has been observed in any cohort. No dose limiting toxicity (“DLT”) has been observed and a maximum tolerated dose (“MTD”) has not been reached.

•Guidance: Based on this safety profile, the Company is continuing dose escalation for CTIM-76 with the goal of further deepening RECIST responses, while maintaining a favorable safety profile. The Company anticipates providing updated interim Phase 1a data and Phase 1b dose selection in the second quarter of 2026.

CT-95: MSLN x CD3 bispecific TCE in Phase 1 dose escalation for patients with pancreatic, non-small cell lung, ovarian, mesothelioma, and colorectal cancer.

•Clinical update: The Company has enrolled 6 patients as of the October 30, 2025 cutoff, and is currently enrolling Cohort 3 with a priming dose of 0.18 µg/kg and a full dose of 0.6 µg/kg. Based on preclinical data, CT-95 is projected to achieve target dose exposure starting at Cohort 4. No CRS greater than Grade 2 has been observed in any cohort. No DLT has been observed and an MTD has not been reached.

•Guidance: Based on this safety profile, the Company is continuing dose escalation for CT-95 toward target dose levels. The Company anticipates providing initial Phase 1a data in the middle of 2026.

CT-202: Nectin-4 x CD3 bispecific TCE in preclinical development for patients with bladder, non-small cell lung, colorectal, breast, and head and neck cancer.

•Guidance: The Company expects to complete necessary regulatory filings to support the initiation of a first-in-human trial in the second quarter of 2026.

Corporate Presentation
Slides 18, 19 and 28 of Exhibit 99.1 to this Current Report on Form 8-K are hereby incorporated by reference into this Item 8.01.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1	Context Therapeutics Inc. Corporate Presentation — November 2025
99.2	Press Release issued by Context Therapeutics Inc., dated November 5, 2025
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 5, 2025	Context Therapeutics Inc.

	By:	/s/ Martin A. Lehr
Name: Martin A. Lehr
Title: Chief Executive Officer